UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
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☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Nationwide Mutual Funds
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Broker Guide

Important information about Nationwide Funds’ Proxy

FOR BROKER-DEALER USE ONLY.
NOT FOR PUBLIC DISTRIBUTION.

Proxy Questions and Answers

As previously announced, Nationwide Financial Services, Inc. (Nationwide Financial) entered into a definitive purchase agreement with Aberdeen Asset Management Inc. (Aberdeen). On Oct.1, 2007, Nationwide Financial sold Nationwide Fund Advisors’ (NFA) active equity investment management business to Aberdeen. At that time, Aberdeen became the subadviser to certain Nationwide mutual funds. This sale was the first step in a proposed two-step transaction.

Since October, the same portfolio managers and other investment professionals who were providing day-to-day portfolio management to the Nationwide mutual funds have continued to provide day-to-day portfolio management to these funds. The personnel hired by Aberdeen as part of the transaction also included nine sales professionals which allow Aberdeen and the funds to maintain the continuity of strong relationships with intermediary partners.

The second step of the transaction involves the reorganization of 26 Nationwide mutual funds into corresponding portfolios of the Aberdeen Funds. In November 2007, the Nationwide Mutual Funds’ Board of Trustees approved this proposal and believes that the reorganization is in the best interest of shareholders, and recommends that your clients vote FOR the proposal.

The following Q&A will provide you with some additional information regarding the reorganization proposal. After reviewing this information, if you have any questions or concerns, please call your primary contact (key accounts manager or wholesaler) or call the National Sales Desk at 800-485-2294. We are happy to answer any questions that you may have.

1. What is a mutual fund reorganization?

A mutual fund reorganization is a type of fund combination that occurs when the shares of one fund are exchanged for the shares of another fund.

In terms of the proposed Nationwide mutual funds’ reorganization, Aberdeen Funds has created 26 new funds. Subject to shareholder approval, these 26 new funds will acquire the assets and liabilities of each corresponding Nationwide Fund, and the shares of each Nationwide Fund will be exchanged for shares of the corresponding Aberdeen Fund in the same share class.

2. Will Nationwide Funds’ names change to Aberdeen Funds?

Yes, please review the table on page 4 to see the name of the Aberdeen Fund that, upon shareholder approval, will acquire the corresponding Nationwide Fund.

3. Since the fund names will be different after the reorganization, does this mean that the tickers and cUsips will also change?

To make this an easier process for you and your clients, Aberdeen has made the decision to keep the tickers the same at this time.

However, to comply with the CUSIP Service Bureau regulations, CUSIPs will change. We will diligently work with your back office operations teams to ensure a smooth transition.

4. Will there be any portfolio management changes to the funds?

If approved, the same investment professionals will continue to provide day-to-day portfolio management to the Aberdeen Funds (except for the Nationwide Tax-Free Income Fund).

The Aberdeen Tax-Free Income Fund will be managed in a similar investment style to its corresponding Nationwide Fund. However, upon shareholder approval, the Fund will be subadvised by Credit Suisse Asset Management, LLC.

FOR BROKER-DEALER USE ONLY. NOT FOR PUBLIC DISTRIBUTION.

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5. Will there be any changes to the funds’ investment objectives or strategies?

The portfolio managers will continue to use the identical or substantially similar investment objectives and strategies that are currently in place for the corresponding Nationwide Fund. Exceptions apply to the investment strategies relating to the Nationwide Hedged Core Equity Fund (Aberdeen Hedged Core Equity Fund) and the Nationwide U.S. Growth Leaders Fund (Aberdeen Select Growth Fund).

The Aberdeen Hedged Core Equity Fund will target a 130/30 investment strategy (100-130% in long positions and 0-30% in short sales resulting in a target net position of 100%). The Nationwide Hedged Core Equity Fund targets a 95/35 investment strategy (80-100% in long positions and 30-35% in short sales resulting in a target net position of 65%). If approved, the Aberdeen Hedged Core Equity Fund will have a targeted higher net market exposure (100% vs. 65%).

The Aberdeen Select Growth Fund, unlike the Nationwide U.S. Growth Leaders Fund, will not invest 25% or more of its net assets in a group of companies in software and related technology industries.

6. Will the fees and expenses of the reorganized funds change?

The proposal is not expected to result in any significant change in the amount of any overall fund expense.

Aberdeen has agreed to cap expenses at the net expense ratio of the corresponding Nationwide Fund (Fee Cap) as of the funds’ fiscal year end (Oct. 31, 2007). The Fee Cap is subject to certain exclusions that also applied to the corresponding Nationwide Fund. This agreement will remain in effect for two years following the date of the reorganization.

In addition, Aberdeen will not use a performance fee structure for its advisory fee. For those Nationwide Funds which apply performance fees (see table on page 4), the corresponding Aberdeen Fund will use the existing base fee as the advisory fee with no performance adjustment. Although this change may result in a lower or higher advisory fee, it’s important to note that the Fee Cap will remain in effect, as described above.

7. Has a new Aberdeen Funds prospectus been prepared? Are there any material changes that I should let my clients know about?

The prospectus created for the Aberdeen Funds is similar to those for the existing Nationwide Funds.

A copy of the Aberdeen Funds’ prospectus will be sent to shareholders along with the proxy materials. It’s important to note that although the new Aberdeen Fund prospectus is filed with the SEC, shares of each Aberdeen Fund will not be available for purchase until after the reorganization and the transfer of assets and liabilities is complete. After that date, only shares of the Aberdeen Funds can be purchased as the corresponding Nationwide Fund will no longer exist.

8. After the fund reorganization, will the Aberdeen Funds be available on my brokerage platform? Will I continue to receive trailing commission on my existing business?

Aberdeen will send new agreements to all firms that Nationwide Funds currently has selling agreements with prior to the reorganization.

Aberdeen Funds will be available for sale and you will receive your trailing commissions provided that your firm executes a selling agreement with Aberdeen’s new broker-dealer after the reorganization date.

9. Will the fund reorganization create any federal tax liability for the shareholders?

We do not believe that the reorganization will create any federal tax liability for shareholders. However, there can be no assurance that the Internal Revenue Service will adopt a similar position.

10. How will shareholders be notified of the reorganization proposal?

Shareholders of the Nationwide Funds included in the reorganization proposal who owned shares as of Feb. 29, 2008 will receive the proxy materials and voting instructions by mail. Following the mailing, certain clients may also be contacted by phone to solicit their vote.

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11. What should I tell my client with regard to the upcoming proxy vote?

A shareholder meeting is required to complete the reorganization proposal. In order to conduct a shareholder meeting, a majority of shareholders must vote. There are three easy ways your client can vote: by mail, by phone and by internet.

A minimum of 50% of a fund’s shares must be voted in order to proceed with a shareholder meeting. Your clients’ votes contribute to this process and every vote is important.

We cannot advise your clients on which way they should vote, however, we believe that is important to remind them that the Nationwide Mutual Fund Board of Trustees has reviewed the proposal and concluded that a vote FOR is in the best interest of all shareholders.

12. Can I vote on this proposal on behalf of my client?

If held in a discretionary account, you may have the authority to vote on behalf of your client. Please consult with your branch manager if you have any questions regarding the type of client account.

If your client has authorized you to vote, please contact your firm’s proxy department. Typically, there are employees within your firm that can record the vote for you.

13. Can I get a copy of the combined prospectus/proxy statement?

You can download the combined prospectus/proxy statement that was mailed to your clients by visiting one of these two websites:

•                  aberdeeninvestments.com

•                  nationwidefunds.com

14. There have been multiple brand changes within Nationwide Funds recently, from Gartmore to Nationwide to Aberdeen... what’s next?

The funds have seen a great deal of change recently. Despite the corporate changes, one thing has remained constant—the portfolio managers and investment management teams have remained focused on seeking to deliver strong performance to shareholders. And throughout the changes, shareholders have come first.

After the reorganization is completed, new Aberdeen Fund shareholders can look forward to a commitment from a global company exclusively focused on investment management. In addition, the global distribution network of Aberdeen and its affiliates may offer additional growth potential for these funds.

Aberdeen Asset Management plc, the UK-listed global asset manager, is one of the world’s largest independent investment firms. With a worldwide staff of more than 1,500 employees located in 24 offices across 19 countries, Aberdeen Asset Management plc manages more than $204 billion for institutions, financial intermediaries and private individuals as of Dec. 31, 2007.

Aberdeen Asset Management Inc., a wholly-owned subsidiary of Aberdeen Asset Management plc, is headquartered in metropolitan Philadelphia. For additional information, please visit aberdeeninvestments.com.

15. What if my client also holds shares in Nationwide Funds that are not included as part of this proposed reorganization?

For the Nationwide Funds not included in the reorganization proposal, Nationwide Fund shareholders can look to Nationwide to continue to provide simple, yet sophisticated investment solutions based on cutting-edge asset allocation methodology and diligent manager research. Nationwide Funds Group, based in Conshohocken, PA, is the mutual fund arm of Nationwide Financial Services (NYSE:NFS).

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Nationwide Funds included in the reorganization proposal

Current Nationwide Fund Name	Proposed Aberdeen Fund Name
Nationwide China Opportunities Fund*	Aberdeen China Opportunities Fund
Nationwide Emerging Markets Fund*	Aberdeen Developing Markets Fund
Nationwide Global Financial Services Fund*	Aberdeen Global Financial Services Fund
Nationwide Global Utilities Fund*	Aberdeen Global Utilities Fund
Nationwide Health Sciences Fund*	Aberdeen Health Sciences Fund
Nationwide Hedged Core Equity Fund	Aberdeen Hedged Core Equity Fund
Nationwide International Growth Fund*	Aberdeen International Equity Fund
Nationwide Leaders Fund*	Aberdeen Select Equity Fund
Nationwide Market Neutral Fund	Aberdeen Market Neutral Fund
Nationwide Mid Cap Growth Leaders Fund	Aberdeen Select Mid Cap Growth Fund
Nationwide Natural Resources Fund*	Aberdeen Natural Resources Fund
Nationwide Optimal Allocations Fund: Defensive	Aberdeen Optimal Allocations Fund: Defensive
Nationwide Optimal Allocations Fund: Growth	Aberdeen Optimal Allocations Fund: Growth
Nationwide Optimal Allocations Fund: Moderate	Aberdeen Optimal Allocations Fund: Moderate
Nationwide Optimal Allocations Fund: Moderate Growth	Aberdeen Optimal Allocations Fund: Moderate Growth
Nationwide Optimal Allocations Fund: Specialty	Aberdeen Optimal Allocations Fund: Specialty
Nationwide Small Cap Core Fund	Aberdeen Small Cap Opportunities Fund
Nationwide Small Cap Fund	Aberdeen Small Cap Fund
Nationwide Small Cap Growth Opportunities Fund	Aberdeen Small Cap Growth Fund
Nationwide Small Cap Leaders Fund	Aberdeen Select Small Cap Fund
Nationwide Small Cap Value Fund	Aberdeen Small Cap Value Fund
Nationwide Tax-Free Income Fund	Aberdeen Tax-Free Income Fund
Nationwide Technology and Communications Fund*	Aberdeen Technology and Communications Fund
Nationwide U.S. Growth Leaders Fund*	Aberdeen Select Growth Fund
Nationwide U.S. Growth Leaders Long-Short Fund	Aberdeen Equity Long-Short Fund
Nationwide Worldwide Leaders Fund*	Aberdeen Select Worldwide Fund

*Performance fee funds

Who can I contact if my clients or I have additional questions regarding this proposed reorganization?

FINANCIAL ADVISORS:

800-485-2294

SHAREHOLDERS:

866-745-0266

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For more information about
Nationwide Funds’ proxy, please call:

800-485-2294

Important Information for Merrill Lynch Financial Advisors

Notification to your Nationwide Funds clients

Over the next several weeks you may receive questions from your clients who are shareholders of certain Nationwide Funds. As their valued advisor, we would like to take this opportunity to review the recent proxy materials mailed to those shareholders.

The materials your clients will receive relate to the reorganization proposal of 26 Nationwide mutual funds into corresponding portfolios of the Aberdeen Funds. Please see the reverse side for the list of funds included in the reorganization proposal.

What should I know about the reorganization proposal?

Currently, Aberdeen Asset Management Inc. (Aberdeen) is the one of the largest subadvisers to the Nationwide Funds. In November 2007, the Nationwide Mutual Funds’ Board of Trustees approved the proposal and determined that the reorganization is in the best interest of shareholders, and recommends that your clients vote FOR the proposal.

If approved, your client will become a shareholder of Aberdeen Funds. Aberdeen will serve as the investment advisor, with the same portfolio managers (except for the Nationwide Tax-Free Income Fund) who currently manage their Nationwide Fund.

Where can I get more information about the proposed fund reorganization?

You can download a copy of the combined prospectus/proxy by going to aberdeeninvestments.com or nationwidefunds.com. You can also call the National Sales Desk at 800-485-2294.

How can I help my clients?

Ensure that your clients DO NOT discard their proxy cards included in their mailing and encourage them to vote immediately. The proxy card lists their personal control number, which is required to record their vote.

How can my clients vote?

There are three ways to vote:

1. By Internet — Visit the website listed on their proxy card.

2. By Phone — Call the toll-free number listed on their proxy card.

3. By Mail — Sign/date the proxy card and return it in the postage-paid envelope.

Can I vote on behalf of my client?

Yes, if your client has authorized you to vote on his/her behalf. To vote, you can send an email to Merrill Lynch’s proxy department, ronnie_o’neill@ml.com. The email must include the following information:

•          Your client’s Merrill Lynch account number

•          Instructions on how the vote is to be cast (For, Against, Abstain)

What if my client misplaces his/her proxy card?

A new proxy card can be requested by sending an email to Merrill Lynch’s proxy department, ronnie_o’neill@ml.com. You should include your client’s Merrill Lynch account number in the request.

How can I learn more about Aberdeen Asset Management?

Aberdeen Asset Management plc, the UK-listed global asset manager, is one of the world’s largest independent investment firms. With a worldwide staff of more than 1,500 employees located in 24 offices across 19 countries, Aberdeen Asset Management plc manages more than $204 billion for institutions, financial intermediaries and private individuals as of Dec. 31, 2007. Aberdeen, a wholly-owned subsidiary of Aberdeen Asset Management plc, is headquartered in metropolitan Philadelphia.

If you have any questions regarding the reorganization proposal, please contact the National Sales Desk at 800-485-2294.

Current Nationwide Fund Name	Proposed Aberdeen Fund Name
Nationwide China Opportunities Fund	Aberdeen China Opportunities Fund
Nationwide Emerging Markets Fund	Aberdeen Developing Markets Fund
Nationwide Global Financial Services Fund	Aberdeen Global Financial Services Fund
Nationwide Global Utilities Fund	Aberdeen Global Utilities Fund
Nationwide Health Sciences Fund	Aberdeen Health Sciences Fund
Nationwide Hedged Core Equity Fund	Aberdeen Hedged Core Equity Fund
Nationwide International Growth Fund	Aberdeen International Equity Fund
Nationwide Leaders Fund	Aberdeen Select Equity Fund
Nationwide Market Neutral Fund	Aberdeen Market Neutral Fund
Nationwide Mid Cap Growth Leaders Fund	Aberdeen Select Mid Cap Growth Fund
Nationwide Natural Resources Fund	Aberdeen Natural Resources Fund
Nationwide Optimal Allocations Fund: Defensive	Aberdeen Optimal Allocations Fund: Defensive
Nationwide Optimal Allocations Fund: Growth	Aberdeen Optimal Allocations Fund: Growth
Nationwide Optimal Allocations Fund: Moderate	Aberdeen Optimal Allocations Fund: Moderate
Nationwide Optimal Allocations Fund: Moderate Growth	Aberdeen Optimal Allocations Fund: Moderate Growth
Nationwide Optimal Allocations Fund: Specialty	Aberdeen Optimal Allocations Fund: Specialty
Nationwide Small Cap Core Fund	Aberdeen Small Cap Opportunities Fund
Nationwide Small Cap Fund	Aberdeen Small Cap Fund
Nationwide Small Cap Growth Opportunities Fund	Aberdeen Small Cap Growth Fund
Nationwide Small Cap Leaders Fund	Aberdeen Select Small Cap Fund
Nationwide Small Cap Value Fund	Aberdeen Small Cap Value Fund
Nationwide Tax-Free Income Fund	Aberdeen Tax-Free Income Fund
Nationwide Technology and Communications Fund	Aberdeen Technology and Communications Fund
Nationwide U.S. Growth Leaders Fund	Aberdeen Select Growth Fund
Nationwide U.S. Growth Leaders Long-Short Fund	Aberdeen Equity Long-Short Fund
Nationwide Worldwide Leaders Fund	Aberdeen Select Worldwide Fund

Salesforce Template for Proxy – to be Emailed to existing FAs who have larger positions in one or more of the 26 funds.

Important Notification to Your Nationwide Funds clients:

Over the next several weeks you may receive questions from your clients who are shareholders of certain Nationwide Funds. As their valued advisor, we would like to take this opportunity to review the recent proxy materials mailed to those shareholders.

The materials your clients will receive relate to the reorganization proposal of 26 Nationwide mutual funds into corresponding portfolios of the Aberdeen Funds. Beginning in early April, some shareholders may also be receiving phone calls to solicit their vote. Click here http://www.aberdeen-asset.com/aam.nsf/usa/proxy to see the list of funds included in the reorganization proposal.

What should I know about the reorganization proposal?

Currently, Aberdeen Asset Management Inc. (Aberdeen) is the one of the largest subadvisers to the Nationwide Funds. In November 2007, the Nationwide Mutual Funds’ Board of Trustees approved the proposal and determined that the reorganization is in the best interest of shareholders, and recommends that your clients vote FOR the proposal.

If approved, your client will become a shareholder of Aberdeen Funds. Aberdeen will serve as the investment advisor and the funds will be managed by the same portfolio managers (except for the Nationwide Tax-Free Income Fund) who currently manage their Nationwide Fund.

Where can I get more information about the proposed fund reorganization?

You can go to aberdeeninvestments.com or nationwidefunds.com to download a copy of the combined prospectus/proxy. You can also call the National Sales Desk at 800-485-2294.

How can I help my clients?

Ensure that your clients DO NOT discard their proxy cards included in their mailing and encourage them to vote immediately. The proxy card lists their personal control number which is required to record their vote.

How can your clients vote?

There are three ways to vote:

1.               By Internet - Visit the website listed on proxy card.

2.               By Phone - Call the toll-free number listed on the proxy card.

3.               By Mail - Sign/date the proxy card and return in the postage-paid envelope.

What if my client misplaces his/her proxy card?

Typically, you can request a new proxy card for your client by contacting your firm’s proxy department. Alternatively, your client can call 1-866-745-0266 to request a new card.

Can I vote on behalf of my client?

Yes, if your client has authorized you to vote on their behalf. To vote, you should contact your firm’s proxy department and provide them with the following information. This process will vary by firm.

•                  Account Name/Title

•                  Account #

•                  CUSIP & # of shares

•                  Instructions on how the vote is to be cast (For, Against, Abstain)

How can I learn more about Aberdeen Asset Management?

Aberdeen Asset Management plc, the UK-listed global asset manager, is one of the world’s largest independent investment firms. With a worldwide staff of more than 1,500 employees located in 24 offices across 19 countries,

Aberdeen Asset Management plc manages more than $204 billion for institutions, financial intermediaries and private individuals as of Dec. 31, 2007.

Aberdeen Asset Management Inc., a wholly-owned subsidiary of Aberdeen Asset Management plc, is headquartered in metropolitan Philadelphia. Click here for additional information on Aberdeen www.aberdeeninvestments.com.

The attached Q & A should address many of the questions you and your clients may have.

If you have any additional questions, please contact our National Sales Desk at 800-485-2294.